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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption and "Independent Auditors" and to the use of our report dated October 30, 2000 on the Statement of Net Assets of the State Farm Mutual Fund Trust--Bond Fund in the Registration Statement (Form N-1A) of the State Farm Mutual Fund Trust and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-42004) and in this Pre-Effective Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-10027).




                                                           ERNST & YOUNG LLP

Chicago, Illinois
December 13, 2000